UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2026

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

 001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2026, Evolution Petroleum Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell and issue to the Underwriters an aggregate of 3,700,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $3.25 per share (the “Offering”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase an additional 555,000 shares (the “Option Shares”) at a price of $3.25 per share and the Underwriters exercised the option in full on August 19, 2026 (the “Option Exercise”). The Company received net proceeds of approximately $12.4 million from the Offering and the Option Exercise, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering closed on August 20, 2026. The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-292785) (the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective on January 27, 2026, and related prospectus supplement dated August 18, 2026.

The Underwriting Agreement contains customary representations, warranties, agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, subject to certain exceptions, the Company and its executive officers and directors have agreed not to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of the Representative.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

A copy of the opinion and consent of Fennemore Craig, P.C., counsel to the Company, relating to the validity of the Shares and the Option Shares is filed herewith as Exhibit 5.1 and is incorporated by reference into the Registration Statement.

Item 7.01	Regulation FD Disclosure.

On August 19, 2026, the Company issued a press release announcing the pricing of the underwritten public offering, A copy of the press release is furnished as Exhibit 99.1 hereto. and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 18, 2026, by and among the Company and Roth Capital Partners, LLC as representative of the several underwriters.
5.1	Opinion of Fennemore Craig, P.C.
23.1	Consent of Fennermore Craig, P.C. (contained in Exhibit 5.1).
99.1	Evolution Petroleum Corporation Press Release dated August 19, 2026, announcing the pricing of the underwritten public offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 20, 2026

EVOLUTION PETROLEUM CORPORATION

By:	/s/ Ryan Stash
Name: Ryan Stash
Title: Senior Vice President and Chief Financial Officer